Exhibit 10.3

EXECUTION COPY

GUARANTEE AGREEMENT dated as of October 5, 2006, among ADVANCE AUTO PARTS, INC., a Delaware corporation (“Holdings” and the “Guarantor”), and JPMORGAN CHASE BANK, N.A., a New York banking corporation (“JPMCB”), as administrative agent (in such capacity, the “Administration Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to the Credit Agreement dated as of October 5, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Advance Stores Company, Incorporated, a Virginia corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMCB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as issuing bank (in such capacity, the “Issuing Bank”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Borrower has elected that the Guarantor guarantee the Obligations (as defined below) by entering into this Guarantee Agreement. Holdings acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantor of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantor is willing to execute this Guarantee Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1.   Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements made by the Issuing Bank with respect thereto, interest thereon and obligations to provide, under certain circumstances, cash collateral in connection therewith, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Lenders under the

Credit Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary obligations described in the preceding clauses (a) and (b) being collectively called the “Obligations”). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that the security interest granted hereunder and the obligations of the Guarantor will survive any extension or renewal of any Obligation.

SECTION 2.   Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any other Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or the Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guarantee Agreement, any other Loan Document, any Guarantee or any other agreement.

SECTION 3.   Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Lender in favor of the Borrower or any other Person.

SECTION 4.   No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations and inchoate indemnification and reimbursement obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations and inchoate indemnification and reimbursement obligations).

SECTION 5.   Defenses of Borrower Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations and inchoate indemnification and reimbursement obligations. The Administrative Agent and the other Lenders may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower.

SECTION 6.   Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Lender has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to or as directed by the Administrative Agent in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to or as directed by the Administrative Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter owed to the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If, at any time that a Default has occurred and is continuing, any amount shall be paid to the Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 7.   Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Lenders will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 8.   Representations and Warranties. The Guarantor represents and warrants that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

SECTION 9.   Termination. The guarantee made hereunder (a) shall terminate when all the Obligations (other than inchoate indemnification and reimbursement obligations) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or the Guarantor upon the bankruptcy or reorganization of the Borrower, the Guarantor or otherwise.

SECTION 10.   Binding Effect; Assignments. Whenever in this Guarantee Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Guarantee Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Guarantee Agreement shall become effective as to the Guarantor when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Administrative Agent and the other Lenders, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).

SECTION 11.   Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guarantee Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

(b)   Neither this Guarantee Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor with respect to which such waiver, amendment or modification relates and the Administrative Agent, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 12.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.   Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 14.   Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guarantee Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Lenders and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, the LC Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement.

(b)   In the event any one or more of the provisions contained in this Guarantee Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 15.   Counterparts. This Guarantee Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Guarantee Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guarantee Agreement.

SECTION 16.   Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Guarantee Agreement.

SECTION 17.   Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that the Administrative Agent or any other Lender may otherwise have to bring any action or proceeding relating to this Guarantee Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

(b)   The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)   Each party to this Guarantee Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Guarantee Agreement will affect the right of any party to this Guarantee Agreement to serve process in any other manner permitted by law.

SECTION 18.   Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

SECTION 19.   Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Guarantee Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guarantee Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 19 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee Agreement as of the day and year first above written.

ADVANCE AUTO PARTS, INC.
as Guarantor,
By:
Name: Michael O. Moore Title: Executive Vice President, Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
By:
Name: Barry Bergman Title: Managing Director